Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85716, 333-85716-01, 333-85716-02, 333-54504, 333-54504-01, 333-54504-02, 333-106200 and 106200-01), the Registration Statements on Form S-3D (Nos. 333-102845 and 333-48781), the Registration Statement on Form S-4 (No. 333-108450), and the Registration Statements on Form S-8 (Nos. 333-02003, 333-112453, 333-110372, and 333-95967) of PPL Corporation of our report dated February 2, 2004 relating to the consolidated financial statements and financial statement schedule of PPL Corporation, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, PA
March 1, 2004